Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

KKR Real Estate Select Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	457(o)	$3,000,000,000		$3,000,000,000	0.0000927	$278,100

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$3,000,000,000		$278,100 (3)

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due					$278,100 (3)		$278,100 (3)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered (4)	Maximum Aggregate Offering Price of Securities Previously Registered (4)	Form Type	File Number	Initial Effective Date

Equity	Common Stock	$2,000,000,000	$2,000,000,000	N-2	333-238753	May 18, 2021

(1)

The Registrant hereby offers up to an additional $3,000,000,000 of common stock pursuant to this Registration Statement, for a maximum aggregate amount of $5,000,000,000 of common stock, including the Prior Registration Statement, as amended hereby. The offering currently includes Class S Common Stock, Class D Common Stock, Class U Common Stock and Class I Common Stock.

(2)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

(3)

Calculated pursuant to Rule 457(o) and paid in connection with the filing of this Registration Statement on April 25, 2022. Amount represents $278,100 to register the additional $3,000,000,000 of shares of common stock registered hereby under this Registration Statement, for a total maximum offering price under the Registration Statement, including the Prior Registration Statement, of $5,000,000,000. Effective October 1, 2021, the filing fee rate was reduced to $92.70 per million dollars of the proposed maximum aggregate offering price of the securities to be registered, which rate is currently in effect.

(4)

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus in this Registration Statement also relates to the offering of $2,000,000,000 of shares of common stock that were previously registered pursuant to the Prior Registration Statement. $259,600 was previously paid by the Fund to register $2,000,000,000 of shares of common stock under the Prior Registration Statement.

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